UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2017

Iconix Brand Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10593	11-2481903
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Broadway, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 2, 2017 (the “Closing Date”), as further discussed under Item 2.03 below, Iconix Brand Group, Inc. (the “Company”) entered into a $300 million senior secured term loan, which is scheduled to mature on August 2, 2022. The information in Item 2.03 below is incorporated by reference in this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference in this Item 2.03.

As disclosed above, on the Closing Date, the Company entered into a credit agreement (the “Credit Agreement”), among IBG Borrower LLC, the Company’s wholly-owned direct subsidiary, as borrower (“IBG Borrower”), the Company and certain wholly-owned subsidiaries of IBG Borrower, as guarantors (the “Guarantors”), Cortland Capital Market Services LLC, as administrative agent and collateral agent (“Cortland”) and the lenders party thereto from time to time (the “Lenders”), including Deutsche Bank AG, New York Branch. Pursuant to the Credit Agreement, the Lenders provided to IBG Borrower a senior secured term loan (the “Senior Secured Term Loan”), scheduled to mature on August 2, 2022 in an aggregate principal amount of $300 million and bearing interest at LIBOR plus an applicable margin of 7% per annum (the “Interest Rate”).

Pursuant to the terms of the Credit Agreement, the net proceeds of the Senior Secured Term Loan must be used to repay the Company’s 1.50% convertible senior subordinated notes due March 2018 and issued pursuant to that certain Indenture, dated as of March 18, 2013, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (“Bank of New York Mellon”), as trustee (the “2018 Convertible Notes”), on or before their maturity (with any remaining funds going toward general corporate purposes).

On the Closing Date the net cash proceeds of the Senior Secured Term Loan were deposited into an escrow account. Effective as of the Closing Date, the funds in the escrow account may be released to IBG Borrower from time to time, subject to the satisfaction of customary conditions precedent upon each withdrawal, to finance repurchases of, or at the maturity date thereof to repay in full, the 2018 Convertible Notes. The Company may determine to make these repurchases in the open market or privately negotiated transactions, depending on prevailing market conditions and other factors.

Borrowings under the Senior Secured Term Loan will amortize quarterly at 0.5% of principal, commencing on September 30, 2017. IBG Borrower is obligated to make mandatory prepayments annually from excess cash flow and periodically from net proceeds of certain asset dispositions and from net proceeds of certain indebtedness, if incurred (in each case, subject to certain exceptions and limitations provided for in the Credit Agreement).

IBG Borrower’s obligations under the Senior Secured Term Loan are guaranteed jointly and severally by the Company and the other Guarantors pursuant to a separate facility guaranty. IBG Borrower’s and the Guarantors’ obligations under the Senior Secured Term Loan are secured by first priority liens on and security interests in substantially all assets of IBG Borrower, the Company and the other Guarantors and a pledge of substantially all equity interests of the Company’s subsidiaries (subject to certain limits including with respect to foreign subsidiaries) owned by the Company, IBG Borrower or any other Guarantor. However, the security interests will not cover certain intellectual property and licenses owned, directly or indirectly by the Company’s subsidiary Iconix Luxembourg Holdings SÀRL or those subject to the Company’s securitization facility. In addition, the pledges exclude certain equity interests of Marcy Media Holdings, LLC, and the subsidiaries of Iconix China Holdings Limited and any interest in the proceeds related to the Company’s previously announced sale of its equity interest in Complex Media, Inc.

In connection with the Credit Agreement, IBG Borrower, the Company and the other Guarantors have made customary representations and warranties and have agreed to adhere to certain customary affirmative covenants. Additionally, the Credit Agreement mandates that IBG Borrower, the Company and the other Guarantors enter into account control agreements on certain deposit accounts, maintain and allow appraisals of their intellectual property, perform under the terms of certain licenses and other agreements scheduled in the Credit Agreement and report significant changes to or terminations of licenses generating guaranteed minimum royalties of more than $500,000. IBG Borrower must satisfy a minimum asset coverage ratio of 1.25:1.00 and maintain a leverage ratio of no greater than 4.50:1.00.

In addition, the Credit Agreement contains customary negative covenants and events of default. The Credit Agreement limits the ability of IBG Borrower, the Company and the other Guarantors, with respect to themselves, their subsidiaries and certain joint ventures, from, among other things, incurring and prepaying certain indebtedness, granting liens on certain assets, consummating certain types of acquisitions, making fundamental changes (including mergers and consolidations), engaging in substantially different lines of business than those in which they are currently engaged, making restricted payments and amending or terminating certain licenses scheduled in the Credit Agreement. Such restrictions, failure to comply with which may result in an event of default under the terms of the Credit Agreement, are subject to certain customary and specifically negotiated exceptions, as set forth in the Credit Agreement.

If an event of default occurs, in addition to the Interest Rate increasing by an additional 3% per annum Cortland shall, at the request of Lenders holding more than 50% of the then-outstanding principal of the Senior Secured Term Loan, declare payable all unpaid principal and accrued interest and take action to enforce payment in favor of the Lenders. An event of default includes, among other events: a change of control by which a person or group becomes the beneficial owner of 35% of the voting stock of the Company or IBG Borrower; the failure to extend of the Series 2012-1 Class A-1 Senior Notes Renewal Date (as defined in the Credit Agreement); the failure of any of Icon Brand Holdings LLC, Icon NY Holdings LLC, Icon DE Intermediate Holdings LLC, Icon DE Holdings LLC and their respective subsidiaries (the “Securitization Entities”) to perform certain covenants; and the entry into amendments to the securitization facility that would be materially adverse to the Lenders or Cortland without consent. Subject to the terms of the Credit Agreement, both voluntary and certain mandatory prepayments will trigger a premium of 5% of the aggregate principal amount during the first year of the loan and a premium of 3% of the aggregate principal amount during the second year of the loan, with no premiums payable in subsequent periods.

This brief description of the material terms of the Credit Agreement is qualified in its entirety by reference to the provisions of the Credit Agreement attached to this report as Exhibit 10.1, which is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On August 2, 2017, the Company issued a press release announcing the consummation of the transactions described in Items 1.01 and 2.03, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, regardless of any general incorporation language in those filings. In addition, the press release contains statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth in such press release.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Credit Agreement, dated as of August 2, 2017, among IBG Borrower LLC, as the borrower (“IBG Borrower”), Iconix Brand Group, Inc. and certain of IBG Borrower’s wholly-owned subsidiaries, as guarantors, Cortland Capital Market Services LLC, as administrative agent and collateral agent and the lenders party thereto from time to time, including Deutsche Bank AG, New York Branch.

10.2	Facility Guaranty, dated as of August 2, 2017, among Iconix Brand Group, Inc. and certain wholly-owned subsidiaries of IBG Borrower LLC, as guarantors and Cortland Capital Market Services LLC, as administrative agent and collateral agent.

10.3	Security Agreement, dated as of August 2, 2017, among Iconix Brand Group, Inc., IBG Borrower LLC and certain of its wholly-owned subsidiaries, as Grantors, and Cortland Capital Market Services LLC, as Collateral Agent.

99.1	Press release titled “Iconix Brand Group Strengthens Balance Sheet,” dated August 2, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICONIX BRAND GROUP, INC.

By:	/s/ Jason Schaefer
Jason Schaefer
Executive Vice President and General Counsel

Date: August 8, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated as of August 2, 2017, among IBG Borrower LLC, as the borrower (“IBG Borrower”), Iconix Brand Group, Inc. and certain of IBG Borrower’s wholly-owned subsidiaries, as guarantors, Cortland Capital Market Services LLC, as administrative agent and collateral agent and the lenders party thereto from time to time, including Deutsche Bank AG, New York Branch.

10.2	Guaranty, dated as of August 2, 2017, among Iconix Brand Group, Inc. and certain wholly-owned subsidiaries of IBG Borrower LLC, as guarantors and Cortland Capital Market Services LLC, as administrative agent and collateral agent.

10.3	Security Agreement, dated as of August 2, 2017, among Iconix Brand Group, Inc., IBG Borrower LLC and certain of its wholly-owned subsidiaries, as Grantors, and Cortland Capital Market Services LLC, as Collateral Agent.

99.1	Press release titled “Iconix Brand Group Strengthens Balance Sheet,” dated August 2, 2017.